      UNITED STATES  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

000-24835

      (Commission file number)

Date of Report (Date of earliest event reported): December 18, 2013

GLOBAL LEADERSHIP INSTITUTE, INC.

     (Exact name of small business issuer as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

38-3399098

(I.R.S. Employer Identification No.)

215 Dino Dr.

        Ann Arbor, MI  48103

      Address of Principal Executive Offices

(929)-224-2573

`     Issuer’s Telephone Number

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02, Unregistered Sales of Equity Securities.

On December 16, 2013, Global Leadership Institute, Inc., a Delaware corporation (the “Company,” “we,” “us,” “our” and similar terms), sold an aggregate of 2000 shares of Series A  Preferred Stock to Woodward Capital Partners,LLC which is majority owned by the Peter Klamka Revocable Trust  and managed by Peter Klamka, the Company’s sole director and officer for an aggregate purchase price of $100.00. The Company sold these securities under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), since the sale by did not involve a public offering of securities. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the investor represented that he had the necessary investment intent as required by Section 4(2) and agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Series A Preferred Stock

On December 16 2013, the Company’s Board of Directors  amended and restated in its entirety  the rights, powers and preferences of the Company's authorized but unissued Series A Preferred Stock and the Company filed an Amended and Restated Certificate of Designation with the Secretary of State of the State of Delaware.

The outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, such share shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

The 80% voting rights of the Series A Preferred Stock essentially renders the voting power of the Common Stock, or any other outstanding voting securities, meaningless. The shares of the Series A Preferred Stock were issued to preserve Peter Klamka's control of the Company. The shares of Series A Preferred Stock are not convertible into any other securities of the Company, including Common Stock, and therefore do not dilute the Company’s outstanding Common Stock. However, in the event of a liquidation of the assets of the Company, the liquidation rights of the Series A Preferred Stock are superior to those of the Common Stock. After the preferential liquidation rights of the Series A  Preferred Stock and existing  and outstanding classes of preferred stock  are satisfied, there might not be any remaining assets for the holders of the Company’s Common Stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number

Description of Exhibits

10.1

Certificate of Amendment Series A Preferred

Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly organized.

GLOBAL LEADERSHIP INSTITUTE, INC

Date: April 21, 2014

 By:  /s/ Peter Klamka

President and Sole Director

(Principal Executive Officer, Principal Financial

and Principal Accounting Officer)